               [LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]




                                                              June 26, 2000


Log On America, Inc.
One Cookson Place, 6th Floor
Providence, Rhode Island 02903

         Re:  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Log On America, Inc. (the "Company"), a Delaware corporation, pursuant to Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 24, 2000 (the "Registration Statement"), covering: (i) 5,330,755 shares issuable upon conversion of our series A preferred stock, (ii) 794,204 shares issuable upon exercise of our warrants; and (iii) 468,333 shares of common stock.

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

         Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

Log On America, Inc.
June 26, 2000
Page 2


                  1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

                  2. The Common Stock has been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         We express no opinion with respect to the laws other than those of the State of New York and federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

                                            Very truly yours,

                                            SILVERMAN, COLLURA &, CHERNIS, P.C.